UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): March 12, 2026

TRAEGER, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-40694	82-2739741
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

533 South 400 West,
Salt Lake City, Utah	84101
(Address of principal executive offices)	(Zip Code)
(Registrant’s telephone number, include area code) (801) 701-7180
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	COOK	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.    Other Events.

On March 2, 2026, the stockholders of Traeger, Inc. Inc. (the “Company”) approved amendments to the Company’s Certificate of Incorporation to effect a reverse stock split of all outstanding shares of the Company’s common stock, at a ratio ranging from any whole number between 1-for-10 and 1-for-50, with the exact ratio as determined by the Board in its discretion, subject to the Board’s authority to abandon such amendments. On March 12, 2026, the Board approved a reverse stock split of the Company’s common stock at a final ratio of 1-for-50 (the “Reverse Stock Split”) and abandoned all other amendments. The Reverse Stock Split is expected to become effective at 5:00 p.m. Eastern Time on March 17, 2026, following the filing of a Certificate of Amendment to the Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware, in substantially the form described and set forth in the Company’s Definitive Proxy Statement under Proposal 1 and Annex A. The Company’s Common Stock is expected to commence trading on a split-adjusted basis on The New York Stock Exchange at the commencement of trading on March 18, 2026 under the Company’s existing trading symbol “COOK”. The new CUSIP number for the common stock following the Reverse Stock Split will be 89269P202. The par value and other terms of the common stock will not be affected by the reverse stock split.

If, as a result of the Reverse Stock Split, a stockholder would otherwise become entitled to a fractional share because the number of shares of common stock they hold before the Reverse Stock Split is not evenly divisible by the split ratio, no fractional shares will be issued. Instead, each stockholder will be entitled to receive a cash payment in lieu of such fractional share. The cash payment to be paid will be equal to the fraction of a share to which such stockholder would otherwise be entitled multiplied by the closing price per share as reported by The New York Stock Exchange (as adjusted to give effect to the Reverse Stock Split) on March 17, 2026.

After the Reverse Stock Split, then-current stockholders would have no further interest in the Company with respect to their fractional shares. A person entitled to only a fractional share would not have any voting, dividend or other rights in respect of their fractional share except to receive the cash payment as described above.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this Current Report on Form 8-K that do not relate to matters of historical fact should be considered forward-looking statements, including without limitation statements regarding the effective date of the Reverse Stock Split and the trading of the Company’s common stock on a split-adjusted basis; and other statements that are not historical fact. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “targets,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions. These statements are neither promises nor guarantees, and involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, the following: reactions from our employees, vendors, customers, lenders and investors to the Company’s receipt of the NYSE notice of non-compliance, the Company’s ability to regain compliance with the minimum share price requirement within the applicable cure period; the Company’s ability to comply with other NYSE listing standards and maintain the listing of its common stock on the NYSE; the impact of management transitions on our common stock; our ability to manage our future growth effectively; our ability to expand into additional markets; our ability to maintain and strengthen our brand to generate and maintain ongoing demand for our products; our ability to cost-effectively attract new customers and retain our existing customers; the highly competitive market in which we operate; and the ability of our stockholders to influence corporate matters. These and other important factors are discussed under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2025. Any such forward-looking statements represent management’s expectations and estimates as of the date of this Current Report on Form 8-K. While the Company may elect to update such forward-looking statements at some point in the future, the Company disclaims any obligation to do so, even if subsequent events cause the Company’s views to change.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release, dated March 12, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Traeger, Inc.

Date: March 12, 2026	By:	/s/ Michael J. Hord
Michael J. Hord
Chief Financial Officer